Exhibit 10.2
AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS AMENDMENT (this “Amendment”) to Second Amended and Restated Employment Agreement is entered into as of May 5, 2008 by and between UTi, Services, Inc., a California corporation (the “Company”), and Roger I. MacFarlane (“Executive”). This Amendment amends the Second Amended and Restated Employment Agreement (the “Employment Agreement”) dated as of December 31, 2007 between the Company and Executive.
     WHEREAS, the parties desire to alter the form of Executive’s compensation under the Employment Agreement, given Executive’s announced intention to retire in the foreseeable future, such that Executive’s compensation for the remainder of the fiscal year ending January 31, 2009 shall be limited to the option to purchase 53,299 of the Company’s ordinary shares, no par value (“Ordinary Shares”) granted on April 14, 2008; and
     WHEREAS, the number of option shares granted to Executive was meant to approximate the value of his base salary as of January 31, 2008 and was determined by dividing his base salary as of that date ($525,000) by the closing price of an Ordinary Share on the grant date, and multiplying the number by 2.
     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth below, the undersigned parties hereto agree as follows:
1. Modification to Section 5(a). The text of Section 5(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“Salary. For the period commencing May 1, 2008 and ending January 31, 2009, Executive shall not receive or accrue a salary, but in lieu thereof shall receive the compensation described under Section 5(b). With respect to the fiscal year ending January 31, 2010 (“fiscal 2010”), the Company shall pay to Executive a salary, if any, as may be mutually agreed upon between Executive and the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors. For purposes of Sections 6(d)(2), 6(e)(2) and 6(f)(3) of this Agreement, the amount of Executive’s salary shall be deemed to be $525,000, or with respect to fiscal 2010, Executive’s then current salary, if applicable.”
2. Modification to Section 5(b). The text of Section 5(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“Performance Bonus; Equity Based Compensation. During the term of Executive’s employment hereunder, Executive shall be eligible to participate in any bonus or equity based incentive plans or programs made available to Executive in accordance with the terms of such plans or programs and as shall be mutually agreed upon between Executive and the Compensation Committee; provided, however, that it is hereby agreed and acknowledged by Executive that Executive’s compensation for the period commencing May 1, 2008 and ending January 31, 2009 shall be limited to (i) the award of the option to purchase 53,299 Ordinary Shares (the “Option”) granted on April 14, 2008, having an exercise price of $19.70 per share and vesting in twelve equal monthly installments beginning with the month ending May 31, 2008; and (ii) such other benefits, including vacation, reimbursements and health and welfare benefits, as may be provided pursuant to Sections 5(c), 5(d), and 5(e) below.”
3. Modification to Section 6(d)(2). The text of the first sentence of Section 6(d)(2) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“If Executive’s employment is terminated pursuant to this Section 6(d), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) severance equal to twelve (12) months of Executive’s salary as set forth for this purpose in Section 5(a).”
4. Modification to Section 6(e)(2). The text of the first sentence of Section 6(e)(2) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“If this Agreement is terminated by Executive for Good Reason pursuant to this Section 6(e), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) a severance equal to twelve (12) months of Executive’s salary as set forth for this purpose in Section 5(a).”
5. Modification to Section 6(f)(3). The text of the first sentence of Section 6(f)(3) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“If Executive’s employment is terminated under the provisions contained in this Section 6(f), Executive shall be entitled to receive (i) the Minimum Payments and (ii) severance equal to twenty-four (24) months of Executive’s salary as set forth for this purpose in Section 5(a).”
6. Modifications and Conflicts. Except as expressly modified and supplemented herein, all the terms and conditions of the Employment Agreement remain in full force and effect; provided however, that in the event of a conflict between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.
7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
(Signature Page Follows)

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment on the date first written above.

“Company” UTi, SERVICES, INC., a California corporation
By:	/s/ Lance D’Amico
	Name:	Lance D’Amico
	Title:	Senior Vice President — Enterprise Support Services and Secretary

“Executive”
By:	/s/ Roger I. MacFarlane
	Name:	Roger I. MacFarlane